                                   EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                                                             Percent
                                       Business and                          Owned by              State of
Subsidiary                               Location                           Registrant           Incorporation
----------                             ------------                         ----------           -------------

SGI Integrated Graphic                Limited Partner                           100%                Delaware
     Systems Inc.                     Wilmington, DE

SGI Delaware Systems Inc.             General Partner                           100%                Delaware
                                      Wilmington, DE

SGI Integrated Graphic                Screen printed materials,                 100%                Delaware
     Systems L.P.                     and illuminated and non-                                     (Partnership)
                                      illuminated architectural
                                      graphics
                                      Houston, TX

Greenlee Lighting Inc.                Limited Partner                           100%                Delaware
                                      Wilmington, DE

Greenlee Incorporated                 General Partner                           100%                Delaware
                                      Wilmington, DE

Greenlee Lighting L.P.                Landscape Lighting                        100%                Delaware
                                      Dallas, TX                                                   (Partnership)

Grady McCauley Inc.                   Digital image and screen                  100%               Ohio
                                      printed graphics
                                      North Canton, OH

LSI Marcole Inc.                      Electrical wire harnesses                 100%               Tennessee
                                      Manchester, TN